Exhibit 99.1

                     Skyworks Delivers Record Revenues and
               Operating Income in Second Fiscal Quarter of 2004

                    Exceeds Top and Bottom Line Expectations

     WOBURN, Mass.--(BUSINESS WIRE)--April 28, 2004--Skyworks Solutions, Inc. (Nasdaq:SWKS), the industry's leading wireless semiconductor company focused on radio frequency (RF) and complete cellular system solutions for mobile communications applications, today announced record revenues of $183.5 million for the second fiscal quarter ended April 2, 2004, up 5 percent sequentially from $175.1 million. This performance exceeded the company's guidance of flat sequential revenue. Year-over-year, revenues for the quarter were up 17 percent from $157.4 million.
     On a pro forma basis, excluding amortization of intangible assets and special items, operating income for the second fiscal quarter was $13.1 million, up 18 percent sequentially and up 226 percent year-over-year. Second fiscal quarter pro forma earnings per share was $0.05, and $0.01 better than First Call consensus estimates.
     Second fiscal quarter GAAP operating loss was $4.4 million, including $17.5 million in charges primarily related to the write-down of legacy baseband technology licenses that were established prior to the merger between Alpha Industries and Conexant's wireless business, and the consolidation of software development design centers. These charges result from the company's intensified focus in its Cellular Systems business on the advanced multimedia applications required by a growing roster of customers, thus invalidating older technology licenses. Including these items, GAAP loss per share for the second fiscal quarter was $0.06.
     "Despite seasonality in the wireless handset market, Skyworks delivered record results, solidly growing both our top and bottom lines. We gained market share in key product areas, highlighted by the ramp of our portfolio of next generation power amplifiers, front-end modules, RF solutions and cellular systems," said David J. Aldrich, Skyworks' president and chief executive officer. "Our ability to outpace the growth of the overall wireless industry demonstrates the tremendous efforts of product development, marketing and operations teams as customers increasingly turn to our highly integrated wireless semiconductor solutions. The product pipeline has never looked better and we believe last quarter's performance is a precursor to an exceptional year."

     Corporate Achievements

     -- Received LG Electronics' 2003 Best Quality Award for outstanding product quality and customer service

     --   Generated approximately $19 million of cash flow from operations

     --   Ended the quarter with $197 million in cash

     Product Highlights

     Front-End Modules

     -- Delivered more than four million of the industry's most highly integrated front-end module solution, integrating switch and power amplifier (PA) functionality

     -- Commenced shipments of GSM/GPRS PA modules at Samsung Electronics, supporting more than a dozen new feature-rich handsets

     -- Gained PA module market share, with unit shipments up by more than 40 percent on a year-over-year basis

     RF Subsystems

     -- Unveiled the world's smallest single chip GSM/GPRS quad-band direct conversion transceiver

     -- Scored Ningbo Bird, China's largest domestic handset supplier, as a new front-end module plus direct conversion transceiver customer

     -- Captured initial EDGE RF subsystem design wins at leading OEMs and ODMs

     -- Ramped high volume CDMA 1X transmit and receive chain solutions at LG Electronics

     Cellular Systems

     --   Supported NEC's ramp of their N910 family of handsets

     -- Added Arima, one of Taiwan's leading ODMs, to the growing list of system customers

     --   Introduced GSM/GPRS system solution at China-based CEC Telecom

     --   Provided enabling platform to Mio Technology for new 8390 smartphones

     Cellular Infrastructure and Wireless Data

     --   Shipped more than 30 million wireless LAN (WLAN) switches

     -- Received initial high volume WLAN front-end module production orders in support of a tier-one supplier

     -- Increased GPRS, EDGE and 3G linear base station component shipments driven by service provider deployments throughout China, India and South America

     Third Fiscal Quarter 2004 Outlook

     "Based on record backlog and order trends across the business, we expect to grow revenues another 5 percent sequentially in the June quarter," said Allan M. Kline, Skyworks' vice president and chief financial officer. "Operationally, we anticipate that gross margins will expand with operating expenses declining as a percentage of sales. In turn, we expect to further demonstrate our business model's leverage by improving operating profitability by roughly 15 percent sequentially and delivering EPS of $0.07.
     "Additionally, we have notified the holder of our $45 million, 15 percent note, that on May 12, 2004 we intend to call this debt which has a conversion price of $7.87 per share. This transaction will eliminate $45 million of long-term debt, reduce our quarterly interest expense by $1.8 million and be accretive to EPS going forward," concluded Kline.

     Skyworks' Second Quarter Conference Call

     Skyworks will host a conference call at 5:00 p.m. Eastern Time today to discuss second quarter FY04 results. To listen to the call, please visit the "Investor Relations" section of Skyworks' web site at www.skyworksinc.com or www.companyboardroom.com. The webcast will be recorded and available for replay on Skyworks' web site until 9:00 p.m. Eastern Time, May 5, 2004.

     About Skyworks

     Skyworks Solutions, Inc. is the industry's leading wireless semiconductor company focused on RF and complete cellular system solutions for mobile communications applications. The company provides front-end modules, RF subsystems and cellular systems to handset, WLAN and infrastructure customers.
     Skyworks is headquartered in Woburn, Mass., with executive offices in Irvine, Calif. The company has design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe, Japan, Korea, Taiwan and India. For more information please visit www.skyworksinc.com.

     Safe Harbor Statement

     This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "believes," "plans," "may," "will," "continue," similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
     These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases from key customers or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including health and security risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings.
     These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
     Note to editors: Skyworks is a trademark or registered trademark of Skyworks Solutions, Inc. or its subsidiaries in the U.S. and in other countries. All other brands and names listed are trademarks of their respective companies.


SKYWORKS SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)                     Three Months Ended
(in thousands,
except per share data)         Pro Forma Pro Forma    GAAP     GAAP
                               April 2, Adjustments April 2, March 28,
                                   2004                2004     2003

Net sales                      $183,471      $-     $183,471 $157,364
    Cost of sales               113,193     974  (a) 114,167   93,845
    Research and development
     expenses                    35,992       -       35,992   40,109
    Selling and administrative
     expenses                    21,154       -       21,154   19,386
    Amortization of intangible
     assets                           -     769          769    1,108
    Impairment and
     restructuring (a)                -  15,759       15,759    3,849

Operating income (loss)          13,132  17,502       (4,370)    (933)


Interest expense                 (5,403)      -       (5,403)  (5,047)
Other income, net                   303       -          303      626

Income (loss) before income
 taxes                            8,032  17,502       (9,470)  (5,354)
Provision (credit) for income
 taxes                              431    (480) (b)     (49)     601

Net income (loss)                $7,601 $17,022      $(9,421) $(5,955)

Net income (loss) per share,
 basic                            $0.05               $(0.06)  $(0.04)

Net income (loss) per share,
 diluted                          $0.05               $(0.06)

Weighted average shares, basic  149,396              149,396  138,141

Weighted average shares,
 diluted                        152,709              149,396  138,141

(a) Impairment and restructuring charges consist primarily of a write-down of legacy technology licenses related to the Company's cellular systems business and certain costs incurred to implement facility consolidations.

(b) Represents the reversal of the non-cash tax charge related to the utilization of pre-merger deferred tax assets recorded in the first quarter of fiscal 2004.

Although the pro forma presentation is not intended to present results of operations in accordance with GAAP, the Company believes this information is useful in understanding the results of operations. Therefore, Skyworks provides this supplemental information to enable investors to perform additional comparisons of operating results and as a means to provide additional insight into the Company's ongoing operations.

(unaudited)                            Six Months Ended
(in thousands, except     Pro Forma   Pro Forma      GAAP      GAAP
per share data)            April 2,   Adjustments   April 2, March 28,
                              2004                    2004      2003

Net sales                  $358,579         $-     $358,579  $317,558
    Cost of sales           221,561        974 (a)  222,535   188,919
    Research and
     development expenses    72,686          -       72,686    77,410
    Selling and
     administrative
     expenses                40,058          -       40,058    38,681
    Amortization of
     intangible assets            -      1,538        1,538     2,235
    Impairment and
     restructuring (a)            -     15,759       15,759     4,806

Operating income             24,274     18,271        6,003     5,507


Interest expense            (10,777)         -      (10,777)  (10,781)
Other income, net               756          -          756     1,449

Income (loss) before
 income taxes                14,253     18,271       (4,018)   (3,825)
Provision for income
 taxes                        1,231          -        1,231     1,339

Income (loss) before
 cumulative effect of
 change in accounting
 principle                  $13,022    $18,271      $(5,249)  $(5,164)

Cumulative effect of
 change in accounting
 principle (b)                   $-         $-           $- $(397,139)

Net income (loss)           $13,022    $18,271      $(5,249)$(402,303)

Loss per share before cumulative effect of change in
 accounting principle, basic and diluted                       $(0.04)

Cumulative effect of change in accounting
 principle per share, basic and diluted                        $(2.88)

Net income (loss) per
 share, basic                 $0.09                  $(0.04)   $(2.91)

Net income (loss) per
 share, diluted               $0.09                  $(0.04)   $(2.91)

Weighted average shares,
 basic                      149,090                 149,090   138,019

Weighted average shares,
 diluted                    151,737                 149,090   138,019

(a) Impairment and restructuring charges consist primarily of a write-down of legacy technology licenses related to the Company's cellular systems business and certain costs incurred to implement facility consolidations.

(b) The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" during fiscal 2003. As a result of the adoption of SFAS No. 142, the Company was required to evaluate for impairment goodwill and intangible assets that have indefinite lives. Based on this evaluation, the Company determined that its goodwill was impaired. The amount of this impairment charge was $397.1 million.


SKYWORKS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)                   April 2, Oct. 3,
(in thousands)                 2004     2003

Assets
   Current assets:
       Cash, cash
        equivalents and
        short-term
        investments        $197,085   $170,806
       Accounts
        receivable, net     142,708    144,267
       Inventories           72,334     58,168
       Prepaid expenses
        and other current
        assets               11,868     12,854
   Property, plant and
    equipment, net          133,204    127,765
   Goodwill and
    intangible assets,
    net                     526,056    527,695
   Other assets              34,940     49,113

      Total assets       $1,118,195 $1,090,668

Liabilities and Equity
    Current liabilities:
      Short-term debt       $45,054    $41,681
      Accounts payable       70,032     50,369
      Accrued liabilities
       and other current
       liabilities           47,709     44,766
    Long-term debt          275,000    275,000
    Other long-term
     liabilities              5,756      5,677
    Stockholders' equity    674,644    673,175

       Total liabilities
        and equity       $1,118,195 $1,090,668


    CONTACT: Skyworks Solutions, Inc.
             Pilar Barrigas (Media), 949-231-3061
             or
             Thomas Schiller (Investors), 949-231-4700